UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2009
ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 494-0400
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
On August 3, 2009, the Company issued a press release announcing its intention to offer, subject to market and other conditions, 17,000,000 shares of its common stock in an underwritten public offering. The Company expects to grant the underwriters a 30 day option to purchase up to 2,550,000 additional shares to cover over-allotments, if any. Oppenheimer & Co. Inc. is acting as sole bookrunning manager and Lazard Capital Markets LLC is acting as co-manager for the offering. A copy of the press release dated August 3, 2009 is being filed herewith as Exhibit 99.1, and the information contained therein is incorporated by reference into this Current Report on Form 8-K.
In connection with the proposed offering, the Company intends to file a prospectus supplement that will contain recent developments and updated risk factors relating to the Company’s business, which recent developments and updated risk factors are being filed herewith as Exhibit 99.2 and incorporated by reference into this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated August 3, 2009 regarding the Company’s intention to commence an underwritten public offering.

99.2	Recent Developments and Updated Risk Factors relating to the Company’s Business.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.
By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Senior Vice President, Chief Financial Officer

Date: August 3, 2009

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